Exhibit 10.18











                RYAN'S FAMILY STEAK HOUSES, INC.

                   DEFERRED COMPENSATION PLAN

                              FOR

                        MORGAN A. GRAHAM



                   Effective November 1, 1997

                RYAN'S FAMILY STEAK HOUSES, INC.
                   DEFERRED COMPENSATION PLAN
                              FOR
                        MORGAN A. GRAHAM

                       TABLE OF CONTENTS

                                                            Page

ARTICLE I. REFERENCES, CONSTRUCTION AND DEFINITIONS          1
     1.1  Benefit                                            1
     1.2  Code                                               1
     1.3  Company                                            1
     1.4  Effective Date                                     2
     1.5  Employee                                           2
     1.6  ERISA                                              2
     1.7  Named Fiduciary                                    2
     1.8  Participant                                        2
     1.9  Plan                                               2
     1.10 Plan Administrator                                 2
     1.11 Plan Year                                          2
     1.12 Retirement                                         2
     1.13 Termination of Service                             2
     1.14 Total Disability                                   2

ARTICLE II. ELIGIBILITY                                      2
     2.1  Eligibility                                        2

ARTICLE III. BENEFITS                                        3
     3.1  Benefit Upon Actual Retirement                     3
     3.2  Benefit Upon Other Termination of Service          3
     3.3  Withholding Taxes                                  3

ARTICLE IV. VESTING                                          3
     4.1  In General                                         3
     4.2  Upon Total Disability                              4

ARTICLE V. AMENDMENT AND TERMINATION                         4

ARTICLE VI. CLAIMS PROCEDURE                                 4
     6.1  Filing of a Claim for Benefits                     4
     6.2  Notification to Claimant of Decision               4
     6.3  Procedure for Review                               5
     6.4  Decision on Review                                 5
     6.5  Action by Authorized Representative of Claimant    6

ARTICLE X. MISCELLANEOUS                                     6
     7.1  Nonalienation of Benefits                          6
     7.2  No Trust Created                                   6
     7.3  No Employment Agreement                            6
     7.4  Funding Policy                                     7
     7.5  Binding Effect                                     7
     7.6  Entire Plan                                        7
     7.7  Merger or Consolidation                            7
     7.8  Payment to Incompetent                             7
     7.9  No Contributions                                   7


                RYAN'S FAMILY STEAK HOUSES, INC.

                   DEFERRED COMPENSATION PLAN

                              FOR

                        MORGAN A. GRAHAM


                            Preamble

The Company has established this Plan to contribute to its long-range growth. It is the intention of the parties that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. Under the Plan, the Company has awarded a member of a select group of key Employees with a deferred benefit. Such benefit is payable by the Company to the Employee or his estate upon actual retirement or other termination of employment. By providing a key Employee with additional financial security, the Plan enables the Company to attract and to retain superior key personnel and provides an additional incentive to such Employee to continue to make the Company prosperous.


      ARTICLE I. REFERENCES, CONSTRUCTION AND DEFINITIONS

Unless otherwise indicated, all references to articles, sections and subsections shall be to the Plan as set forth in this agreement. The Plan and all rights thereunder shall be construed and enforced in accordance with ERISA and, to the extent state law is applicable, the laws of the State of South Carolina. The article titles and the captions preceding sections and subsections have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions. Whenever used herein, the singular includes the plural, the masculine includes the feminine. Whenever used herein and capitalized, the following terms shall have the respective meaning indicated unless the context plainly requires otherwise.

      1.1 Benefit. The benefit payable to the Participant pursuant to the provisions of Article III.

      1.2 Code. The Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

      1.3 Company. Ryan's Family Steak Houses, Inc. and any successor thereof.

      1.4   Effective Date. The Effective Date of  this  Plan  is
November 1, 1997.

      1.5 Employee. An individual in the service of the Company if the relationship between him and the Company is the legal relationship of employer and employee.

      1.6  ERISA. The Employee Retirement Income Security Act  of
1974, as now in effect or as hereafter amended. All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

     1.7  Named Fiduciary. The Company.

     1.8  Participant. Morgan A. Graham.

      1.9  Plan. The Ryan's Deferred Compensation Plan for Morgan
A. Graham as contained herein and as may be amended from time to time hereafter.

     1.10 Plan Administrator. The Company.

     1.11 Plan Year. The calendar year.

      1.12 Retirement. Termination of employment after attaining age 67.

       1.13   Termination   of  Service.   Termination   of   the
Participant's employment with the Company for any reason other than Retirement.

      1.14 Total Disability. A physical or mental condition under which the Participant qualifies for disability benefits under the long-term disability plan of the Company; provided, however, if the Participant is not covered by such plan, the Participant shall be Totally Disabled if he would have qualified for disability benefits under the plan were he covered by the plan; provided, further, if there is no such plan, the Participant shall be Totally Disabled if by reason of sickness or injury the Participant cannot, after 60 days following the expiration of any sick pay to which the Participant may be entitled, perform each of the material duties of the Participant's regular occupation as the Company in the exercise of its sole and absolute discretion shall determine based upon competent medical evidence satisfactory to the Company.


                    ARTICLE II. ELIGIBILITY

      2.1 Eligibility. No Employee who is not a member of the "select group of management" or a "highly compensated employee," as defined in 201(2), 301(a)(3) and 401(a) of ERISA shall be eligible to become a Participant.


                     ARTICLE III. BENEFITS

      3.1 Benefit Upon Actual Retirement. When the Participant shall actually retire from employment with the Company on or after his 67th birthday, he shall receive a benefit equal to Seventy Eight Thousand and no/100 Dollars ($78,000.00), payable in two equal installments as follows: (a) $39,000 on the date of actual retirement; and (b) $39,000 on the first anniversary of actual retirement. If the Participant shall die on or after his 67th birthday but before actually retiring or before receiving payment of the entire amount of such benefit, the unpaid portion of such benefit shall be paid to the Participant's estate.

      3.2   Benefit  Upon Other Termination of  Service.  If  the
Participant shall Terminate Service with the Company for any reason (including death or disability), whether voluntarily or involuntarily, at any time prior to his 67th birthday, he shall be entitled to a benefit calculated as follows:

      (a) the present value of $78,000, payable $39,000 on the Participant's 67th birthday and $39,000 on the Participant's 68th birthday shall be calculated. Such present value shall be calculated, as of the date of Termination of Service, using as a discount factor an interest rate equal to the "Wall Street Prime Rate" on the date of Termination of Service. For purposes of the foregoing, "Wall Street Prime Rate" shall mean the "prime rate" in effect and as published in the Wall Street Journal under Money Rates on the date of determination.

      (b) the Participant's vested percentage, if any, calculated pursuant to Article IV below, shall be multiplied times the amount calculated in 3.2(a) above, and the product shall be paid to the Participant in a single sum within sixty (60) days of his termination of employment.

If the Participant shall die before receiving payment of the benefit described in 3.2(b) above, such benefit shall be paid to the Participant's estate.

      3.3 Withholding Taxes. Any amounts paid to a Participant shall be reduced by the amount of taxes required by law to be withheld. The Company shall timely furnish the Participant with the appropriate tax information form evidencing such payment and the amount thereof.


                      ARTICLE IV. VESTING

     4.1  In General.

Each Participant shall vest in a portion of his Benefit, commencing on his 63rd birthday, according to following schedule:

Participant's Birthday                  Vested Percentage

    prior to 63rd                               0%
     63rd                                20%
     64th                                40%
     65th                                60%
     66th                                80%
     67th                               100%

If, as of the date of his Termination of Service, a Participant is not fully vested in his Benefit, he shall forfeit the nonvested portion.

     4.2  Upon Total Disability.

In the event that the Participant shall become Totally Disabled as provided in this Agreement, he shall be fully vested in his Benefit without regard to the schedule provided in 4.1 above.


              ARTICLE V. AMENDMENT AND TERMINATION

The Company reserves the right, at any time and from time to time to amend or terminate the Plan; provided, however, no such amendment or termination shall reduce the Participant's vested
Benefit as of the date of such amendment or termination.


                  ARTICLE VI. CLAIMS PROCEDURE

      The following claims procedure shall apply with respect to the Plan:

     6.1 Filing of a Claim for Benefits. If a Participant or his beneficiary (the "Claimant") believes that he is entitled to benefits under the Plan which are not being paid to him, he shall file a written claim therefor with the Plan Administrator.

      6.2 Notification to Claimant of Decision. The following provisions are part of this Plan and are intended to meet the requirements of Part 5 of Title I of ERISA. Within 90 days after receipt of a claim by the Plan Administrator (or within 180 days if special circumstances require an extension of time), the Plan Administrator shall notify the claimant of his decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth:
(i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial. If the Plan Administrator fails to notify the claimant of the decision in timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the close of the extension period, if applicable).

      6.3 Procedure for Review. Within 60 days following receipt by the claimant of notice denying his claim in whole or in part or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the claimant shall appeal denial of the claim by filing a written application for review with the Plan Administrator. Following such request for review, the Plan Administrator shall fully and fairly review the decision denying the claim. Prior to the decision of the Plan Administrator, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

      6.4 Decision on Review. The decision on review of a claim denied in whole or in part by the Plan Administrator shall be made in the following manner:

           (a) Within 60 days following receipt by the Plan Administrator of the request for review (or within 120 days if special circumstances require an extension of time), the Plan Administrator shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the close of the extension period, if applicable).

          (b) With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall cite specific references to the pertinent plan provisions on which the decision is based.

           (c) The decision of the Plan Administrator shall be final and conclusive.

      6.5 Action by Authorized Representative of Claimant. All actions set forth in this Article VII to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Plan Administrator may require such evidence as it may reasonably deem necessary or advisable of the authority to act of any such representative.


                   ARTICLE VII. MISCELLANEOUS

      7.1 Nonalienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, garnish or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If a Participant shall become bankrupt, or attempt (voluntarily or involuntarily) to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any right hereunder, or if any creditor shall attempt to attach, garnish, levy on or otherwise alienate or affect the right or benefit of any Participant, then such right or benefit shall, in the discretion of the Company, cease and terminate, and in such event, the Company may hold or apply the same, or any part thereof, for the benefit of the Participant in such manner and in such amounts and proportions as the Company may deem proper.

      7.2 No Trust Created. The Plan constitutes a mere promise by the Company to make benefit payments in the future, and the obligation of the Company to make payments hereunder shall constitute a liability of the Company to the Participant. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or to purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made. The Participant shall have no interest in any particular asset of the Company by reason of the obligations hereunder, and the right of any of them to receive payments under this Plan shall be merely the right of a general unsecured creditor of the Company. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant.

      7.3 No Employment Agreement. Neither the execution of this Plan nor any action taken by the Company pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as an employee of the Company. This Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, nor shall any provision herein restrict the right of any Participant to terminate his employment with the Company.

      7.4 Funding Policy. This Plan is unfunded, and benefits shall be paid from the general assets of the Company. However, the Company may reserve such funds, make such investments or purchase such insurance policies as it may from time to time choose to provide a source for payments under the Plan. The Participant shall have no claim to any such funds, investments or policies.

      7.5 Binding Effect. The obligations incurred pursuant to this Plan shall be binding upon and inure to the benefit of their successors and assigns and the Participant.

      7.6 Entire Plan. This document, and any written amendments hereto signed by the parties, contain all of the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions, oral or written, being of no effect. This agreement may be amended or modified only by a writing signed by the parties hereto.

      7.7 Merger or Consolidation. In the event of a merger or a consolidation of the Company with another corporation or entity, or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation or entity, then and in such event the obligations and responsibilities of such merged or acquired corporation under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participant shall continue.

      7.8 Payment to Incompetent. Payments of benefits shall be made directly to a Participant entitled thereof, or if such Participant has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, conservator or other authorized representative of such Participant. The Company shall have the right to make payment directly to a Participant until it has received actual notice of the physical or mental incapacity of the Participant and notice of the appointment of a duly authorized representative of his estate. Any such payment to an authorized representative for the benefit of a Participant shall be a complete discharge of all liability of the Company herefor.

     7.9 No Contributions. The Participant shall not be permitted to make any contributions to this plan.
               [signatures on the following page]


Executed November 1, 1997

                              Ryan's Family Steak Houses, Inc.


                              By: /s/Charles D. Way_
                                Its:  President   __



                              Participant:


                              /s/Morgan A. Graham
                              Morgan A. Graham